UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2020

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 22, 2020, Siebert Financial Corp. (the “Company”) (NASDAQ: SIEB) and WPS Acquisitions, LLC, a Delaware LLC (the “Purchaser”) entered into an Equity Interests Purchase Agreement (the “Agreement”), pursuant to which the Purchaser will acquire from the Company (the “Acquisition”) all of the member interests in Weeden Prime Services, LLC (now known as WPS Prime Services LLC formerly known as Saxis Group LLC) (the “Equity Interests”), a broker-dealer registered with the SEC offering prime brokerage services.  The purchase price for the Equity Interests is $7,300,000 (the “Purchase Price”). Pursuant to the terms of the Agreement, the Purchaser deposited $600,000 (the “Deposit”) of the Purchase Price in an escrow account maintained at Gusrae Kaplan Nusbaum PLLC (the “Escrow Agent”), pursuant to the terms of an Escrow Agreement, dated as of June 22, 2020, by and among the Company, Purchaser and the Escrow Agent (the “Escrow Agreement”). The Deposit will be delivered to the Seller at the closing of the Acquisition or if the Acquisition is not completed within 31 days after FINRA and other regulatory approval.  The Deposit will be returned to the Purchaser in the event that there is no closing of the Acquisition within 31 days after FINRA and other regulatory approval and such failure was solely due to a material breach or failure to comply with the terms of the Agreement by the Company.
The Closing of the Acquisition is subject to customary closing conditions including receiving approval of the change in control of Weeden Prime Services, LLC from FINRA and other regulators. Following the closing of the Acquisition, Weeden Prime Services, LLC will be wholly-owned by the Purchaser.
The representations and warranties of the Company contained in the Agreement have been made solely for the benefit of the Sellers and should not be relied upon as a disclosure of factual information. In addition, such representations and warranties (a) have been made only for purposes of the Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Agreement or other specific dates and (e) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries. Additionally, the representations, warranties, covenants, conditions and other terms of the Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Forward-looking statements include statements regarding the impact of disruptions to the Company’s operations caused by the COVID-19 pandemic. Such forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic on the Company and the United States and global financial markets and economies as a whole. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information regarding COVID-19, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

99.1	Equity Interests Purchase Agreement, dated as of June 22, 2020, by and between Siebert Financial Corp., and WPS Acquisitions, LLC.*

*The annex to this agreement has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of the omitted annex will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2020
	By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer
and Secretary